Exhibit 99.1

SOC Telemed Reports Third Quarter 2020 Results

Record bookings of $2.6 million, a 54% increase year over year

Reaffirms 2020 Outlook

Reston, VA – November 16, 2020 – SOC Telemed, Inc. (Nasdaq: TLMD), the largest national provider of acute care telemedicine, today announced its pre-acquisition results for its third quarter ended September 30, 2020.

“I’m pleased to report that we delivered strong third quarter results, achieved record levels of bookings, added several new customers, and expanded our relationships with existing customers. During the quarter, we also completed our business combination and have since begun trading on the Nasdaq,” said John Kalix, CEO of SOC Telemed.

Mr. Kalix continued, “We have seen utilization levels rebound from the early days of the pandemic and remain optimistic about our full year revenue outlook. We are a leader in the acute telemedicine market and our 2020 guidance reflects that we expect to continue to build on our momentum from the third quarter to finish out the year strong.”

Mr. Hai Tran, Chief Operating Officer and Chief Financial Officer of SOC Telemed commented, “Utilization has rebounded from the lows we experienced in the early days of the pandemic and despite the recent increases in COVID-19 cases, utilization of our core services remains stable as Hospitals adapt to operating in a post pandemic environment.”

Third Quarter Highlights

Financial performance for the three months ended September 30, 2020 compared to the three months ended September 30, 2019.

●	Bookings of $2.6 million compared to $1.7 million, a 54% increase primarily driven by the increased interest in telemedicine and overall momentum in the business.
●	Revenue was $15.1 million compared to $17.1 million, an 11% decrease due to lower utilization resulting from a decrease in hospital visits due to the COVID-19 pandemic.
●	GAAP gross profit was $5.6 million compared to $7.2 million and adjusted gross profit (non-GAAP) was $6.6 million compared to $8.0 million.
●	GAAP gross margin was 37.0% compared to 42.2% and adjusted gross margin (non-GAAP) as 44% compared to 47%. Despite the COVID-19 impact to revenue, the Company was able to partially offset margin pressure by leveraging costs.
●	Net loss of $(9.7) million compared to a loss of $(3.3) million.
●	Adjusted EBITDA was a loss of $(2.9) million compared to positive $0.5 million as SOC continues to increase investments in its go to market functions and preparations to become a public company.
●	On a pro forma basis, total cash was $47.4 million as of September 30, 2020.

Year-to-Date Highlights

Performance for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019. Core consults are defined as consultations utilizing core services, including teleNeurology, telePsychiatry and teleICU solutions.

●	Bookings of $8.3 million compared to $4.1 million, a 103% increase.
●	Core revenue per core consult of $424 compared to $399, a 6% increase.
●	Core consults of 98,686 compared to 121,894, a 19% decrease.

2020 Outlook

For the full year 2020, the Company continues to expect:

●	Bookings in the range of $11.5 to $12.5 million
●	Revenue of approximately $57.3 million
●	Adjusted EBITDA of approximately ($11.1) million

Conference Call Details

The third quarter 2020 earnings conference call and webcast will be held Monday, November 16, 2020 at 5:00 p.m. ET. The conference call can be accessed by dialing 1-877-870-4263 for U.S. participants, or 1-412-317-0790 for international participants, and referencing the “SOC Telemed call”; or via a live audio webcast available on the Investor Relations section of the Company website at investors.soctelemed.com. A webcast replay will be available for on-demand listening shortly after the completion of the call at the same web link.

About SOC Telemed

SOC Telemed (SOC) is the largest national provider of telemedicine technology and solutions to hospitals, health systems, post-acute providers, physician networks, and value-based care organizations. Built on proven and scalable infrastructure as an enterprise-wide solution, SOC’s technology platform, Telemed IQ, rapidly deploys and seamlessly optimizes telemedicine programs across the continuum of care. SOC provides a supportive and dedicated partner presence, virtually delivering patient care through teleNeurology, telePsychiatry and teleICU, enabling healthcare organizations to build sustainable telemedicine programs in any clinical specialty. SOC enables organizations to enrich their care models and touch more lives by supplying healthcare teams with industry-leading solutions that drive improved clinical care, patient outcomes, and organizational health. The company was the first provider of acute clinical telemedicine services to earn The Joint Commission’s Gold Seal of Approval and has maintained that accreditation every year since inception. For more information, visit www.soctelemed.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to: the statements under “2020 Outlook,” including expectations relating to bookings and revenue; statements regarding relationships with customers and business momentum; and any other statements of expectation or belief. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: the current and future impact of the COVID-19 pandemic on SOC Telemed’s business and industry; the effects of competition on the future business of SOC Telemed; uncertainty regarding the demand for and market utilization of its solution; returns on investments in its business; the ability to maintain customer relationships; difficulties maintaining and expanding its network of qualified physicians and other provider specialists; disruptions in SOC Telemed’s relationships with affiliated professional entities or third party suppliers or service providers; general business and economic conditions; the ability of SOC Telemed to successfully execute strategic plans; the timing and market acceptance of new solutions or success of new enhancements, features modifications to existing solutions and the degree to which they gain acceptance. Additional information concerning these and other risk factors is contained in the Risk Factors section of SOC’s most recent report on Form 10-Q. SOC Telemed assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments.

Use of Non-GAAP Financial Information

We believe that, in addition to our financial results determined in accordance with GAAP, adjusted gross profit (non-GAAP), adjusted gross margin (non-GAAP), and adjusted EBITDA, all of which are non-GAAP financial measures, are useful in evaluating our business, results of operations, and financial condition. However, our use of the terms adjusted gross profit, adjusted gross margin and adjusted EBITDA may vary from that of others in our industry. Adjusted gross profit, adjusted gross margin and adjusted EBITDA should not be considered as an alternative to gross profit, net loss, net loss per share or any other performance measures derived in accordance with GAAP as measures of performance. Adjusted gross profit, Adjusted gross margin and adjusted EBITDA have important limitations as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	adjusted EBITDA does not reflect the significant interest expense on our debt;

●	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted gross profit, adjusted gross margin and adjusted EBITDA do not reflect any expenditures for such replacements; and

●	other companies in our industry may calculate these financial measures differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by using these non-GAAP financial measures along with other comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance. Such GAAP measurements include gross profit, net loss, net loss per share and other performance measures. In evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. When evaluating our performance, you should consider these non-GAAP financial measures alongside other financial performance measures, including the most directly comparable GAAP measures set forth in the reconciliation tables below and our other GAAP results.

Our non-GAAP financial measures are described as follows:

Adjusted gross profit and adjusted gross margin. Adjusted gross profit is defined as revenues less cost of revenues plus depreciation and amortization plus equipment leasing costs. Adjusted gross margin is adjusted gross profit divided by revenue.

Adjusted EBITDA. Adjusted EBITDA is defined as net income (loss) before interest, taxes, stock-based compensation, gain or loss on puttable options, depreciation and amortization and integration, acquisition, transaction and executive severance costs.

Readers are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to this earnings release and which can be found on SOC Telemed’s investor relations page of its website at: investors.soctelemed.com.

Specialists On Call, Inc. and Subsidiaries and Affiliates

CONSOLIDATED BALANCE SHEETS

(In thousands, except shares and per share amounts)

(Unaudited)

	September 30, 2020	December 31, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents (from Variable interest entities $1,589 and $3,509, respectively)	$2,395	$4,541
Accounts receivable, net of allowance for doubtful accounts of $458 and $538 (from Variable interest entities, net of allowance $8,339 and $10,125, respectively)	8,820	10,545
Prepaid expenses and other current assets	3,611	843
Total current assets	14,826	15,929

Property and equipment, net	3,905	2,387
Capitalized software costs, net	8,669	7,647
Intangible assets, net	6,348	7,429
Goodwill	16,281	16,281
Deposits and other assets	289	321
Total assets	$50,318	$49,994

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable (from Variable interest entities $868 and $1,882, respectively)	$4,581	$3,435
Accrued expenses (from Variable interest entities $1,948 and $1,226, respectively)	10,051	6,078
Deferred revenues	523	516
Capital lease obligations	9	48
Total current liabilities	15,164	10,077

Puttable option liabilities	518	1
Deferred revenues	1,013	807
Related party - Convertible bridge notes payable, net of unamortized issuance costs	3,982	-
Long term debt, net of unamortized discount and debt issuance costs	80,523	77,140
Total liabilities	$101,200	$88,025
COMMITMENTS AND CONTINGENCIES (Note 11)
CONTINGENTLY REDEEMABLE PREFERRED STOCK (Redeemable convertible preferred stock, $0.001 par value; 21,816,134 and 21,805,134 shares authorized as of September 30, 2020 and December 31, 2019, respectively; 21,816,134 and 21,805,134 shares issued and outstanding as of September 30, 2020 and December 31, 2019 respectively; aggregate liquidation preference of $79,094 and, $62,466 as of September 30, 2020 and December 31, 2019 respectively).	78,514	61,907
STOCKHOLDERS’ DEFICIT
Common stock, $0.001 par value; 132,034,637 and 132,034,637 shares authorized as of September 30, 2020 and December 31, 2019; 84,370,027 and 84,370,027 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively.	84	84
Treasury stock 223,157 shares, at cost, as of September 30, 2020 and December 31, 2019	(768)	(768)
Additional paid-in capital	82,728	87,118
Accumulated deficit	(211,440)	(186,372)
Total stockholders’ deficit	(129,396)	(99,938)
Total liabilities, contingently redeemable preferred stock and stockholders’ deficit	$50,318	$49,994

Specialists On Call, Inc. and Subsidiaries and Affiliates

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except shares and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues	$15,132	$17,052	$43,493	$49,615
Cost of revenues	9,534	9,853	29,277	30,251

Operating expenses
Selling, general and administrative	11,993	8,135	30,267	25,805
Changes in fair value of contingent consideration	-	(258)	-	(1,712)
Total operating expenses	11,993	7,878	30,267	24,093
Loss from operations	(6,395)	(678)	(16,051)	(4,729)

Other income (expense)
Gain (Loss) on puttable option liabilities	(412)	-	(517)	-
Interest expense	(2,853)	(2,650)	(8,469)	(7,495)
Interest expense – Related party	(21)	-	(21)	-
Total other expense	(3,286)	(2,650)	(9,007)	(7,495)
Loss before income taxes	(9,681)	(3,328)	(25,058)	(12,224)

Income tax expense	7	2	10	5

Net loss and comprehensive loss	$(9,688)	$(3,330)	$(25,068)	$(12,229)
Accretion of redeemable convertible preferred stock	(2,152)	(1,412)	(5,670)	(4,054)
Net loss attributable to common stockholders	$(11,840)	$(4,742)	$(30,738)	$(16,283)

Net loss per share attributable to common stockholders
Basic	$(0.14)	$(0.06)	$(0.36)	$(0.19)
Diluted	$(0.14)	$(0.06)	$(0.36)	$(0.19)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	84,874,870	84,581,205	84,874,870	84,581,205
Diluted	84,874,870	84,581,205	84,874,870	84,581,205

Specialists On Call, Inc. and Subsidiaries and Affiliates

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(25,068)	$(12,229)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,008	3,150
Stock-based compensation	1,280	1,115
Loss on puttable option liabilities	517	-
Change in fair value of contingent consideration	-	(1,712)
Bad debt expense	64	150
Accrued interest on convertible bridge debt (related party)	21	-
Paid-in kind interest on senior debt	2,310	2,055
Amortization of debt issuance costs and accretion of original issuance discount	1,073	920
Change in assets and liabilities, net of acquisitions
Accounts receivable, net of allowance	1,661	(262)
Prepaid expense and other current assets	(599)	(32)
Deposits and other assets	32	-
Accounts payable	891	214
Accrued expenses and other liabilities	1,657	(2,012)
Deferred revenues	213	(93)
Net cash used in operating activities	(11,940)	(8,736)

Cash flows from investing activities:
Capitalization of software development costs	(3,252)	(3,002)
Purchase of property and equipment	(1,724)	(973)
Net cash used in investing activities	(4,976)	(3,975)

Cash flows from financing activities:
Principal payments under capital lease obligations	(66)	(104)
Proceeds from long term debt, net of issuance costs	3,961	12,867
Exercise of stock options	-	19
Payment of deferred transaction related costs	(63)	-
Issuance of contingently redeemable preferred stock, net of offering costs	10,938	-
Net cash provided by financing activities	14,770	12,782
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5(2,146)	771
Cash and cash equivalents at beginning of the period	4,541	3,989
Cash and cash equivalents at end of the period	$2,395	$4,060

Specialists On Call, Inc. and Subsidiaries and Affiliates

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019	2020	2019	2020	2019
					Change	% Change	Change	% Change
	(dollars in thousands)
Revenues	$15,132	$17,052	$43,493	$49,615	$(1,920)	(11)%	$(6,122)	(12)%
Cost of revenues	9,534	9,853	29,277	30,251	(319)	(3)%	(974)	(3)%
Gross profit	5,598	7,199	14,216	19,364	(1,601)	(22)%	(5,148)	(27)%
Add:
Depreciation and amortization (a)	1,004	719	2,807	1,898	285	40%	909	48%
Equipment leasing costs (b)	15	61	57	208	(46)	(75)%	(151)	(73)%
Adjusted gross profit	$6,617	$7,979	$17,080	$21,470	(1,362)	(17)%	(4,390)	(20)%
Adjusted gross margin (as a percentage of revenues)	44%	47%	39%	43%

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019	2020	2019	2020	2019
					Change	% Change	Change	% Change
	(dollars in thousands)
Net loss	$(9,688)	$(3,330)	$(25,068)	$(12,229)	$(6,358)	191%	$(12,839)	105%
Add:
Interest expense (c)	2,874	2,650	8,490	7,495	224	8%	995	13%
Income tax expense (benefit) (d)	7	2	10	5	5	250%	5	100%
Depreciation and amortization (a)	1,401	1,130	4,008	3,150	271	24%	858	27%
Stock-based compensation (e)	1,033	252	1,280	1,115	781	310%	165	15%
Gain/(Loss) on puttable option revaluation (f)	412	—	517	—	412	*	517	*
Changes in fair value of contingent consideration (g)	—	(258)	—	(1,712)	258	*	1,712	*
Integration, acquisition, transaction, and severance costs (h)	1,018	31	3,521	1,050	987	3,184%	2,471	235%
Adjusted EBITDA	$(2,943)	$477	$(7,242)	$(1,126)	(3,420)	(717)%	(6,116)	543%

*	Percentage not meaningful

	Three Months Ended September 30,
	2020	2019	Change	% Change
	(dollars in thousands)
Selling, general and administrative expenses (1)	$11,993	$8,135	$3,858	47%

Sales and marketing	1,936	1,364	572	42%
Research and development	398	270	128	47%
Operations	2,357	1,991	366	18%
General and administrative	7,302	4,510	2,792	62%
	$11,993	$8,135	$3,858	47%

(1)	Selling, general, and administrative expenses include the following expenses for the periods presented:

	Three Months Ended September 30, 2020			Three Months Ended September 30, 2019
	Stock-Based Compensation	Depreciation and Amortization	Integration Costs	Stock-Based Compensation	Depreciation and Amortization	Integration Costs
	(dollars in thousands)
Sales and marketing	$3	$—	$—	$100	$—	$—
Research and development	8	—	—	8	—	—
Operations	10	—	—	11	—	—
General and administrative	1,012	397	1,018	133	411	31
	$1,033	$397	$1,018	$252	$411	$31

	Three Months Ended September 30,
	2020	2019	Change	% Change
	(dollars in thousands)
Selling, general and administrative expenses excluding stock based compensation, depreciation and amortization and integration costs	$9,545	$7,441	$2,104	28%

Sales and marketing	1,933	1,264	669	53%
Research and development	390	262	128	49%
Operations	2,347	1,980	367	19%
General and administrative	4,875	3,935	940	24%
	$9,545	$7,441	$2,104	28%

	Nine Months Ended September 30,
	2020	2019	Change	% Change
	(dollars in thousands)
Selling, general and administrative expenses (1)	$30,267	$25,805	$4,462	17%

Sales and marketing	4,920	5,122	(202)	(4)%
Research and development	940	827	113	14%
Operations	6,539	5,916	623	11%
General and administrative	17,868	13,940	3,928	28%
	$30,267	$25,805	$4,462	17%

(1)	Selling, general, and administrative expenses include the following expenses for the periods presented:

	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2019
	Stock-Based Compensation	Depreciation and Amortization	Integration Costs	Stock-Based Compensation	Depreciation and Amortization	Integration Costs
	(dollars in thousands)
Sales and marketing	$18	$—	$—	$671	$—	$—
Research and development	48	—	—	38	—	—
Operations	45	—	—	34	—	—
General and administrative	1,169	1,201	3,521	372	1,252	1,050
	$1,280	$1,201	$3,521	$1,115	$1,252	$1,050

	Nine Months Ended September 30,
	2020	2019	Change	% Change
	(dollars in thousands)
Selling, general and administrative expenses excluding stock based compensation, depreciation and amortization and integration costs	$24,265	$22,388	$1,877	8%

Sales and marketing	4,902	4,451	451	10%
Research and development	892	789	103	13%
Operations	6,494	5,882	612	10%
General and administrative	11,977	11,266	711	6%
	$24,265	$22,388	$1,877	8%

Explanation of Non-GAAP Adjustments

(a)	Amortization and depreciation consists primarily of depreciation of fixed assets, amortization of capitalized software development costs and amortization of acquisition-related intangible assets, such as customer relationships, non-compete agreements, and trade names acquired in connection with business combinations. While depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced or updated in the future, and these measures do not reflect any cash requirements for these replacements or updates. Additionally, we incur amortization of acquisition-related intangible assets based on the portion of the purchase price allocated to intangible assets and the estimated useful lives of such assets. However, the purchase price allocated to these assets is not necessarily reflective of the cost we would incur to internally develop the intangible asset and we do not believe these charges are reflective of our operating results in the period incurred. We eliminate these non-cash charges from our non-GAAP operating results to facilitate an understanding of our operating and financial performance from period-to-period.

(b)	Equipment leasing costs consist of the cost of procuring equipment through lease financing. We ceased this practice in the second quarter of 2017. We eliminate these charges from our non-GAAP operating results to facilitate an understanding of our operating and financial performance from period-to-period.

(c)	Interest expense consists primarily of interest incurred on our outstanding indebtedness and non-cash interest related to the amortization of debt discount and issuance costs associated with our term loan agreement. We eliminate these cash and non-cash expenses from our non-GAAP operating results to facilitate an understanding of our operating and financial performance from period-to-period within our presentation of adjusted EBITDA. Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as interest benefit and expense, income tax benefit and expense, depreciation and amortization, stock-based compensation, and other charges and income. We believe adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

(d)	We incur income tax expenses or benefits that are related to prior periods. We eliminate these expenses from our non-GAAP operating results to facilitate an understanding of our operating and financial performance from period-to-period within our presentation of adjusted EBITDA.

(e)	Stock-based compensation expense consists primarily of expenses for stock options. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our operating and financial performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods. We evaluate our performance both with and without these measures because stock-based compensation is a non-cash expense and can vary significantly over time based on the timing, size, nature and design of the awards granted, and is influenced in part by certain factors that are generally beyond our control, such as the volatility of the market value of our common stock. In addition, we eliminate stock-based compensation expense from our non-GAAP operating results to facilitate an understanding of our operating and financial performance from period-to-period.

(f)	Gain (loss) on puttable option liabilities consists of changes in the fair value of puttable option liabilities. We eliminate these non-cash expenses from our non-GAAP operating results to facilitate an understanding of our operating and financial performance from period-to-period.

(g)	Changes in fair value of contingent consideration consists of the change in fair value of contingent consideration associated with a business combination in August 2018.

(h)	Integration, acquisition, transaction and executive severance costs represent the transaction and business integration costs related to our recent business combination with Healthcare Merger Corp., including incremental expenses incurred to affect business combinations such as advisory, legal, accounting, valuation, and other professional or consulting fees, as well as other related incremental executive severance costs. We exclude these costs from our non-GAAP results as they have no direct correlation to the operation of our business, and because we believe that the non-GAAP financial measures excluding these costs provide useful information about our spending trends to facilitate an understanding of our operating and financial performance from period-to-period.